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                                                                    EXHIBIT 23.5

[H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated March 10, 2000, and dated March 9, 2001, prepared for Stocker Resources, Inc. in to the Registration Statement on Amendment No. 1 to Form S-4 of Plains Exploration & Production Company and Plains E&P Company for the filing dated on November 22, 2002.

                                        H.J. GRUY AND ASSOCIATES, INC.
                                        Texas Registration Number F-000637


                                        By:    /s/ Sylvia Castilleja
                                           ---------------------------------
                                           Sylvia Castilleja, P.E.
                                           Vice President

November 22, 2002
Houston, Texas